EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


         I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated March 2, 2000, with respect to the financial statements of Eye Dynamics, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1999.


/s/ Harold Y. Spector, CPA
--------------------------
August 23, 2000

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